Exhibit 99.(13)(j)(ii)

Schedule A

Dated September 10, 2012
To The
Expense Limitation Agreement
Dated April 16, 2012
Between
Touchstone Strategic Trust and Touchstone Advisors, Inc.

Fund	Contractual Limit on Total Operating Expenses	Termination Date
Touchstone U.S. Long/Short Fund Class A Class C Class Y Institutional	1.30% 2.05% 1.05% 0.90%	April 16, 2014

Touchstone Value Fund Class A Class C Class Y Institutional	1.00% 1.08% 1.75% 1.83% 0.75% 0.83% 0.65% 0.68%	September 10, 2013 April 16, 2014 September 10, 2013 April 16, 2014 September 10, 2013 April 16, 2014 September 10, 2013 April 16, 2014

Touchstone International Small Cap Fund Class A Class C Class Y Institutional	1.55% 2.30% 1.30% 1.05%	April 16, 2014

Touchstone Capital Growth Fund Class A Class C Class Y Institutional	1.25% 2.00% 1.00% 0.90%	April 16, 2014

Touchstone Mid Cap Value Opportunities Fund Class A Class C Class Y Institutional	1.29% 2.04% 1.04% 0.89%	April 16, 2014

Touchstone Small Cap Value Opportunities Fund Class A Class C Class Y Institutional	1.50% 2.25% 1.25% 1.10%	April 16, 2014

Touchstone Focused Fund Class A Class C Class Y Institutional	1.20% 1.95% 0.95% 0.80%	April 16, 2014

Fund	Contractual Limit on Total Operating Expenses	Termination Date
Touchstone Dynamic Equity Fund Class A Class C Class Y Institutional	1.55% 2.30% 1.30% 1.25%	April 16, 2014

Touchstone Emerging Growth Fund Class A Class C Class Y Institutional	1.39% 2.14% 1.14% 0.99%	April 16, 2014

Touchstone International Equity Fund Class A Class C Class Y Institutional	1.39% 2.14% 1.14% 0.99%	April 16, 2014

Touchstone Conservative Allocation Fund Class A Class C Class Y Institutional	0.33% 0.41% 1.08% 1.16% 0.08% 0.16% 0.08% 0.16%	September 10, 2013 April 16, 2014 September 10, 2013 April 16, 2014 September 10, 2013 April 16, 2014 September 10, 2013 April 16, 2014

Touchstone Balanced Allocation Fund Class A Class C Class Y Institutional	0.33% 0.41% 1.08% 1.16% 0.08% 0.16% 0.08% 0.16%	September 10, 2013 April 16, 2014 September 10, 2013 April 16, 2014 September 10, 2013 April 16, 2014 September 10, 2013 April 16, 2014

Fund	Contractual Limit on Total Operating Expenses	Termination Date
Touchstone Moderate Growth Allocation Fund Class A Class C Class Y Institutional	0.33% 0.41% 1.08% 1.16% 0.08% 0.16% 0.08% 0.16%	September 10, 2013 April 16, 2014 September 10, 2013 April 16, 2014 September 10, 2013 April 16, 2014 September 10, 2013 April 16, 2014

Touchstone Growth Allocation Fund Class A Class C Class Y Institutional	0.33% 0.41% 1.08% 1.16% 0.08% 0.16% 0.08% 0.16%	September 10, 2013 April 16, 2014 September 10, 2013 April 16, 2014 September 10, 2013 April 16, 2014 September 10, 2013 April 16, 2014

This Schedule A to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By:	/s/ Terrie A. Wiedenheft
Treasurer & Controller

TOUCHSTONE ADVISORS, INC.

By:	/s/ Steven M. Graziano
Steven M. Graziano
President

By:	/s/ Terrie A. Wiedenheft
Chief Financial Officer

Signature Page — Schedule A to Expense Limitation Agreement